EXHIBIT 10.76
ADOBE SYSTEMS INCORPORATED
2012 NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

(Effective December 3, 2011)
Cash Compensation
Board Member Annual Retainer

$60,000 annual fee
Board Chair Annual Retainer

$50,000 annual fee for each Chair
Committee Member Annual Retainers
•Audit Committee - $20,000 annual fee
•Executive Compensation Committee - $15,000 annual fee
•Nominating and Governance Committee - $7,500 annual fee

Committee Chair Retainers
•Audit Committee - $40,000 annual fee
•Executive Compensation Committee - $30,000 annual fee
•Nominating and Governance Committee - $15,000 annual fee

All cash compensation is earned on a fiscal year basis, paid at the end of each quarter. Directors who commence service mid-quarter or who terminate service mid-quarter will receive pro-rated retainers to be paid at the end of the applicable quarter.
Each Director may elect to defer 5% to 100% of his or her cash compensation in the Adobe Deferred Compensation Plan by timely submitting an election to the Company.
Equity Compensation
Initial Equity Grant

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A restricted stock unit award will be granted to each Director on the day he or she joins the Board of Directors and shall have an aggregate value of $450,000 (Note: Directors receiving an initial award will not be eligible to receive an annual award until the second Annual Meeting of Stockholders after joining the Board. Directors who first join the Board upon being elected at an Annual Meeting of Stockholders will receive an annual award at the next year's Annual Meeting, as their second Annual Meeting)

•	Target grant value converted to restricted stock units is based on the average stock price over the 30 calendar days ending on the day before the date of grant

•	The initial equity award will vest over a two-year period, 50% each year on the anniversary of the grant date

Annual Equity Grant

•	An annual equity award will be granted on the business day immediately following the date of our Annual Meeting of Stockholders and shall have an aggregate value of $240,000

•	Directors may elect to receive their annual equity award in the form of 100% stock options, 100% restricted stock units or 50% of each

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Annual award elections must be made in accordance with the submission dates set by Company, but in no event may the election be made after the beginning of the fiscal year in which the equity grant will be made. If the Company does not timely receive an annual equity grant election from any Director the first time the Director is eligible to receive an annual equity grant, the equity award to that Director will automatically be granted in the form of 100% restricted stock units; for any annual equity grant after the first annual grant, if the Company does not timely receive an annual equity grant election from any Director, the equity award to that Director will automatically be granted in the same form as the Director's previous annual equity grant

•	Target grant value converted to restricted stock units is based on the average stock price over the 30 calendar days ending on the day before the date of grant

•	Target grant value converted to stock options is based on 1:3 conversion of restricted stock units to stock options

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If a Director elects the 50% split and the stock option conversion results in a partial stock option share, such partial stock option share shall not be granted (i.e., the grant will be rounded down to the nearest whole share); however, the number of restricted stock units granted shall in such case be increased by one, so that the number of restricted stock units granted to the Director shall be exactly half of the number of restricted stock units that would have been awarded had the Director chosen to receive 100% restricted stock units

•	All stock options will have a term of seven years

•	The annual equity award will vest 100% on the day immediately preceding the date of our next Annual Meetings of Stockholders

Each Director may elect to defer either 0% or 100% (per vesting tranche) of his or her restricted stock unit award in the Adobe Deferred Compensation Plan by timely submitting an election.
All equity grants are subject to our Stock Ownership Guidelines.
This policy will be reviewed annually.